REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON INTERNAL CONTROL

Board of Directors and Shareholders
Stratton Growth Fund, Inc.
Plymouth Meeting, Pennsylvania

In planning and performing our audit of the financial statements of Stratton Growth Fund, Inc. for the year ended
December 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing
and maintaining internal control.   In fulfilling this
responsibility, estimates and judgments by management are
required to assess the expected benefits and related costs
of controls.   Generally, controls that are relevant to an
audit pertain to the entity's objective of preparing
financial statements for external purposes that are fairly
presented in conformity with accounting principles
generally accepted in the United States of America.   Those
controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not
necessarily disclose all matters in internal control that
might be material weaknesses under standards established by
the American Institute of Certified Public Accountants.   A
material weakness is a condition in which the design or
operation of one or more of the internal control components
does not reduce to a relatively low level the risk that
misstatements caused by error or fraud in amounts that
would be material in relation to the financial statements
being audited may occur and not be detected within a timely
period by employees in the normal course of performing
their assigned functions.   However, we noted no matters
involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December
31, 2003.

This report is intended solely for the information and use of management and the Board of Directors of Stratton Growth
Fund, Inc. and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.


TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
January 16, 2004